UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 27, 2018

HMS Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-50194	11-3656261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5615 High Point Drive, Irving, Texas 75038
(Address of Principal Executive Offices) (Zip Code)

(214) 453-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.      Entry into a Material Definitive Agreement.

          On June 27, 2018, HMS Holdings Corp. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Dennis Demetre, Lori Lynn Lewis Demetre, John Alfred Lewis and Christopher Brandon Lewis in order to settle all matters pertaining to certain litigation commenced in July 2012 with respect to the case Demetre v. HMS Holdings Corp., in New York State Supreme Court, County of New York.

          As previously disclosed, on November 3, 2017, following a series of claims and counterclaims by the parties, a jury awarded the plaintiffs $60,000,000 in damages. Pursuant to the terms of the Settlement Agreement, the parties agreed that the Company would pay $20,000,000 to resolve all claims. The Company issued an accompanying press release related to the matter which is attached as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 2, 2018.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: July 2, 2018	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Executive Vice President, General Counsel and Corporate Secretary